UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2023

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (877) 202-2666
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The New York Stock Exchange (the “NYSE”) requires that companies with shares listed on the NYSE comply with the NYSE’s continued listed standards. The NYSE’s continued listing standards include the requirement set forth in Section 802.01C of the NYSE Listed Company Manual that the average closing price of a security is not less than $1.00 over a consecutive 30 trading-day period. If the average closing price of a security is less than $1.00 over a consecutive 30 trading-day period, then Section 802.01C of the NYSE Listed Company Manual provides for a six month cure period to regain compliance. Compliance can be achieved if on the last trading day of any calendar month during the cure period (or the last trading day of the cure period), the security has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period. Further, if a company determines that, if necessary, it will cure the price condition by taking an action that will require approval of its shareholders, it must so inform the NYSE, obtain the shareholder approval by no later than its next annual meeting and implement the action promptly thereafter. In such circumstances, the price condition will be deemed cured if the price of the security promptly exceeds $1.00 per share and the price remains above the level for at least the following 30 trading days.

On December 12, 2023, Finance of America Companies Inc. (“Finance of America” or the “Company”) received a notice (the “Notice”) from the NYSE, indicating the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because as of December 11, 2023, the average closing price of the Company’s Class A Common Stock was less than $1.00 over a consecutive 30 trading-day period. The Notice has no immediate effect on the listing of the Class A Common Stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements. Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission (the “SEC”).

Finance of America plans to notify the NYSE within ten business days of its receipt of the Notice that it intends to bring the Company into compliance with this listing standard within the six month cure period. Finance of America intends to remain listed on the NYSE and is considering all available options to regain compliance with the NYSE’s continued listing standards.

Item 7.01. Regulation FD Disclosure.

As required by Section 802.01C, the Company issued a press release on December 15, 2023, announcing that it had received the Notice. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s ability to regain compliance with the NYSE’s continued listing standards. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements are subject to risks, uncertainties, assumptions, and other important factors. Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements can be found in the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. Finance of America assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press Release, dated December 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Furnished Herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Dated:	December 15, 2023	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer